UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 14, 2014
Date of Earliest Event Reported: April 11, 2014
MID-CON ENERGY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2501 North Harwood Street, Suite 2410
Dallas, Texas
(Address of principal executive offices)
75201
(Zip code)
(972) 479-5980
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement
On April 11, 2014, we, as guarantor, and Mid-Con Energy Properties, LLC (“Mid-Con Energy Properties”), our wholly owned subsidiary, as borrower, entered into an Amendment No. 4 to Credit Agreement (the “Amendment”), amending our $250 million credit agreement (the “Credit Agreement”), with the Royal Bank of Canada, and the various lenders party to the Credit Agreement.
The primary purpose of the Amendment was to increase Mid-Con Energy Properties’ borrowing base under the Credit Agreement from $150 million to $170 million. The increase is effective until the next borrowing base determination date.
The description of the Amendment set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Amendment itself, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On April 14, 2014, the Partnership issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.
The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.                    Description

10.01	Amendment No. 4 to Credit Agreement dated April 11, 2014.

99.1	Press release dated April 14, 2014.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
By: Mid-Con Energy GP, LLC,
its general partner

Date: April 14, 2014	By:	/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                    Description

10.01	Amendment No. 4 to Credit Agreement dated April 11, 2014.

99.1	Press release dated April 14, 2014.